Exhibit 10.5

VOTING AGREEMENT

This Voting Agreement (this "Agreement"), dated as of December 1, 2016, is entered into by and among Majesco Entertainment Company, a Delaware corporation (the “Parent”), Denver Lough (“Lough”), Edward Swanson (“Swanson”), and Polarityte, Inc., a Nevada corporation (the “Company”), and the undersigned stockholders ("Stockholders") of Parent.
WHEREAS, concurrently with or following the execution of this Agreement, the Parent, Majesco Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Parent (the “Purchaser”), Lough and Company have entered, or will enter, into an Agreement and Plan of Reorganization (as the same may be amended from time to time, the "Merger Agreement"), following, among other things, for the sale, assignment, transfer and conveyance to the Company of the right, title and interest in and to the Purchased Intellectual Property (as defined in the Merger Agreement) and the acquisition of the Company by Purchaser and issuance of Parent securities to Lough and Swanson pursuant to the terms and conditions of the Merger Agreement (the “Acquisition”);
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Parent has required that Lough and Swanson and the Stockholders execute and deliver this Agreement; and
WHEREAS, in order to induce Lough and Company to enter into the Merger Agreement, the Stockholders are willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock"), Series A Preferred Stock ("Parent Series A Preferred Stock"), Series B Preferred Stock ("Parent Series B Preferred Stock") and Series C Preferred Stock ("Parent Series C Preferred Stock" and, together with the Parent Common Stock, the Parent Series A Preferred Stock and the Parent Series B Preferred Stock, Parent Capital Stock") beneficially owned by the Stockholders and set forth below Stockholders’ signature on the signature page hereto (the "Original Shares" and, together with any additional shares of Parent Capital Stock acquired by the Stockholders pursuant to Section 4 hereof, the "Shares").
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.
Definitions.
For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.
Agreement to Vote Shares.

              Stockholders agree during the term of this Agreement to vote the Shares at any annual or special meeting of stockholders of Parent, or execute a written consent or consents if stockholders of Parent are requested to vote their Shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of Parent, and to cause any holder of record of Shares to vote: (i) in favor of: (1) approval of the Acquisition and the issuance of Preferred E Stock and Parent Stock into which convertible in such amount that exceeds 19.99% of the Parent’s Common Stock outstanding prior to the Effective Date pursuant to NASDAQ Rule 5635 as contemplated in the Merger Agreement (the “Acquisition Consideration”) and the transactions contemplated thereunder, at every meeting (or in connection with any action by written consent) of the stockholders of Parent at which such matters are considered and at every lawful adjournment or postponement thereof and (2) approval of any proposal to adjourn or postpone the meeting to a later date during the term of this Agreement, if there are not sufficient votes for the approval of the Acquisition Consideration and transactions contemplated in the Merger Agreement on the date on which such meeting is held; (ii) against any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or of the Stockholders under this Agreement or which would reasonably be expected to result in any of the conditions to Parent’s obligations under the Merger Agreement not being fulfilled. This Agreement is intended to bind the Stockholders as stockholders of Parent only with respect to the specific matters set forth herein. Except as set forth in clauses (i) and (ii) of this Section 2, the Stockholders shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of Parent.
3.
No Voting Trusts or Other Arrangement.
                The Stockholders agree that during the term of this Agreement, the Stockholders will not, and will not permit any entity under Stockholders’ control to, deposit any of the Shares in a voting trust, or grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares in favor of the matters required hereunder, except as provided herein.
4.
Additional Shares.
The Stockholders agree that all Shares that the Stockholders purchase or acquire the right to vote or otherwise acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement until termination of this Agreement.

5.
Documentation and Information.

Except as required by applicable law, the Stockholders shall not make any public announcement regarding this Agreement without the prior written consent of the Company; provided, that if the Stockholder determines, that a public announcement is required by applicable law, rule or regulation, then the Stockholders shall use their commercially reasonable efforts to provide the Company with reasonable advance notice of such determination and reasonable time to comment on such announcement in advance of such issuance. The Stockholders consent to and hereby authorize Parent to publish and disclose in all documents and schedules filed with the SEC to the extent required by law, and any press release or other disclosure document that Parent reasonably determines to be necessary, in connection with the transactions contemplated by the Merger Agreement, and in each case only to the extent so required or necessary, the Stockholders’ identity and ownership of the Shares, the existence of this Agreement and the nature of the Stockholders’ commitments and obligations under this Agreement, and the Stockholders acknowledges that the Parent may, in its sole discretion, file a form hereof with the SEC or any other governmental body during the term of this Agreement and only to the extent required by law. The Company, Lough and Swanson agree that except as required by law, the Company, Lough and Swanson shall not make any public announcement which indicates that the Stockholders have entered into this Agreement without the prior written consent of the Stockholders.
6.
Termination.

This Agreement shall terminate automatically without a need for any further action upon the earliest to occur of (i) approval of the matters contemplated herein by stockholders in accordance with NASDAQ Rule 5635 and (ii) the date on which the Merger Agreement is terminated in accordance with its terms or amended in a manner adverse to the Stockholder.
7.
Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party's seeking or obtaining such equitable relief.
8.
Entire Agreement.
This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9.
Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9):

If to the Parent, to:
Majesco Entertainment Company
4041-T Hadley Road
S. Plainfield, New Jersey 07080
Attn: Chief Financial Officer

With a copy to (which shall not constitute notice):
Sichenzia Ross Ference Kesner, LLP.
61 Broadway, 32nd Floor
New York, NY 10006
Att: Harvey J. Kesner, Esq.
hkesner@srfkllp.com
212-930-9700

If to the Company, to:

With a copy to (which shall not constitute notice):

Kirton McConkie
50 East South Temple, Suite 400
Salt Lake City, UT 84111
Attn: Adam D. Stevens, Esq.
If to the Stockholders, to the addresses or facsimile numbers set forth for the Stockholders on the signature page hereof.

10.
Miscellaneous.
(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.
(b)
Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the federal or state courts located in New York, New York or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state or federal court within the State of New York and any direct appellate court therefrom. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 10(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(c).

(d)
If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(e)
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(f)
Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(g)
All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
(h)
The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon the Stockholders until after such time as the Purchase Agreement is executed and delivered by the Parent, the Seller and the Purchaser, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.
(i)
The parties to this Agreement may not assign any of their rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 10(i) shall be null and void.
11.
No Ownership Interest; No Unspecified Obligations.
Nothing contained in this Agreement shall be deemed to vest in any other party any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and no other Party shall have any authority to direct the Stockholders in, and the Stockholders will in no way be limited from the voting or disposition of, or the taking of any other action in connection with, any of the Shares, except as otherwise specifically provided herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
POLARITYTE, INC.

By: ______________________________________
Name: Denver Lough, individually and behalf of the Company

By: ______________________________________
Name: Edward Swanson, individually and on behalf of the Company

STOCKHOLDERS:
By: _____________________________________ Name: Street Address: __________________________ City/State/Zip Code: ______________________ Fax: ___________________________________

By: _____________________________________ Name: Street Address: __________________________ City/State/Zip Code: ______________________ Fax: ___________________________________

By: _____________________________________ Name: Street Address: __________________________ City/State/Zip Code: ______________________ Fax: ___________________________________

By: _____________________________________ Name: Street Address: __________________________ City/State/Zip Code: ______________________ Fax: ___________________________________

By: _____________________________________ Name: Street Address: __________________________ City/State/Zip Code: ______________________ Fax: ___________________________________

AGREE AND ACCEPTED:

MAJESCO ENTERTAINMENT COMPANY

By: ______________________________________ Name: Barry Honig Title: Chief Executive Officer